REIMBURSEMENT AGREEMENT

     This Reimbursement Agreement dated this 30th day of January,

1997 is by and between:  Signal Apparel Company, Inc. ("Signal"),

an Indiana Corporation having a place of business in Chattanooga,

Tennessee; FS Signal Associates Limited Partnership, a limited partnership with a principal place of business in New York, New

York ("FSSA"); and FS Signal Associates II Limited Partnership, a

limited partnership with a principal place of business in New

York, New York ("FSSA II") (FSSA and FSSA II are hereinafter collectively referred to as the "Limited Partnerships").

                       W I T N E S S E T H

     WHEREAS, certain Letters of Credit, (the "Original LC's"),

identified on Exhibit A hereto, in the aggregate amount of Four

Million Four Hundred Twelve Thousand One Hundred Seventy-one

Dollars ($4,412,171.00) have been issued by the Bank of Montreal

("BOM");

     WHEREAS, all of the Original LC's were issued by BOM on the accounts of the Saidye Rosner Bronfman Ruby Trust and the Saidye

Rosner Bronfman Topaz Trust (collectively, "Trusts"), and the

Trusts and Signal have agreed, INTER ALIA, to reimburse BOM for any draw on any of the LC's;

     WHEREAS, on or about May 16, 1996, the Limited Partnerships executed and delivered to the Trusts a certain Indemnification

Agreement ("Indemnification Agreement") wherein the Limited

Partnerships have agreed, INTER ALIA, to indemnify and hold

harmless the Trusts from its respective reimbursement obligations to BOM for any draws on any of the Original LC's;


     WHEREAS, in consideration of the benefit to Signal of the

issuance of the Original LC's on the account of the Trusts and the Limited Partnerships' Indemnification of the Trusts'

obligations under the Original LC's, Signal has agreed to

reimburse the Limited Partnerships for any amounts drawn under the Original LC's and/or under any replacements or substitute letters of credit for the Original LC's.

     WHEREAS, certain of the Original LC's have been drawn upon,

and other of the Original LC's have been cancelled, amended or modified;

     WHEREAS, Signal has asked the Trusts and the Limited

Partnerships to cause BOM to issue substitute or replacement letters of credit for the Original LC's which have been

cancelled, amended or modified (the "New LC's), and the Trusts and Limited Partnerships are willing to cause issuance of the New

LC's, but only upon the terms and conditions hereof; and

     WHEREAS, Signal acknowledges that any draw under any of the

LC's the New LC's, or any additional, substitute, replacement or modified letter of creditor with respect to the Original LC's,

the New LC's and/or which the Limited Partnerships and/or the

Trusts caused to be issued for Signal's benefit or for the

benefit of a creditor of Signal (collectively the "LC's") shall be deemed an advance in the amount of any draw, plus any interest or fees charged by BOM under the respective LC's, under a certain demand Promissory Note ("Promissory Note") of even date herewith in the total principal amount of Four Million Five Hundred

Thousand Dollars ($4,500,000.00) by Signal to the Limited

Partnerships.

     NOW THEREFORE, in consideration of One Dollar and the mutual covenants and agreements herein contained, Signal and the Limited

Partnerships agree as follows:

     1.   Signal agrees and understands that any draws under the

LC's shall be deemed advances of funds to Signal by the Limited

Partnerships under and pursuant to the Promissory Note and shall be repaid to the Limited Partnerships in accordance with the terms and conditions set forth therein.

     2.   The obligations of Signal under this Agreement shall be

absolute and unconditional and shall remain in full force and effect until the later of: (a) the expiration of all of the LC's plus 150 days, or (b) payment in full of all amounts due under the Promissory Note; provided, however, that all of the

obligations of Signal under this Agreement and under the

Promissory Note, except any obligations arising out of the letter of credit issued for the benefit of Bank of New York and/or BNY

Financial Corporation (or any successor or assignee of Bank of

New York and/or BNY Financial Corporation) and any replacement,

modified or substitute letter therefor (collectively the "BNY

LC"), shall be subordinated in priority of payment to (i) full payment of all of the obligations of Signal and its subsidiaries under all agreements with Signal's senior lender, BNY Financial

Corporation and (ii) full payment of Six Million Five Hundred

Thousand Dollars ($6,500,000.00), plus all accrued interest

thereon, currently owed by Signal and certain of its subsidiaries under agreements with Greyrock Capital Group, Inc. (f/k/a Nations

Financial Capital Corporation), as agent; and further provided,

that the obligations of Signal under this Agreement, except any obligations arising as a result of partial or total draws upon the BNY LC, shall be equal in priority of payment to all of the obligations of Signal to Walsh Greenwood & Co. ("Walsh

Greenwood") pursuant to that certain Credit Agreement dated as of

March 31, 1995 (together with all amendments thereto) between

Signal, The Shirt Shed, Inc., American Marketing Works, Inc. and

Walsh Greenwood.  Notwithstanding any other provision of this

Agreement to the contrary, nothing herein shall affect, reduce,

modify, or discharge any rights of subrogation or other rights or claims (and/or the priority of or security or collateral for any such rights or claims) by way of subrogation or otherwise which the Trusts and/or the Limited Partnerships, or any of them, shall have or shall hereafter acquire as a consequence of a partial or total draw upon the BNY LC.

    3.   Signal Covenants and agrees that a default under any

one or more of any outstanding obligations of Signal to the

Limited Partnerships, the Trusts and BOM, including, without limitation, under the Promissory Note or this Reimbursement

Agreement, all whether now existing or hereafter arising shall,

at the Limited Partnerships' option, constitute a default

hereunder and under the Promissory Note.

     4.   No amendment or waiver of any provision of this

Reimbursement Agreement nor consent to any departure by the

Limited Partnerships therefrom shall be effective unless the same shall be in writing and signed by the parties hereto and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     5.   The rights and remedies of the Limited Partnerships

under this Reimbursement Agreement shall be cumulative and not exclusive of any rights or remedies which it would otherwise have, and no failure or delay by the Limited Partnerships in exercising any right shall operate as a waiver of it, nor shall any single or partial exercise of any power or right preclude its other or further exercise or the exercise of any other power or right.

     6.   This Reimbursement Agreement is a continuing obligation

and shall be binding upon Signal, the Limited Partnerships and their successors and assigns; provided, that Signal may not

assign all or any part of this Reimbursement Agreement without the prior written consent of the Limited Partnerships.

     7.   Signal assumes all risks of the acts or omissions of

BOM in reimbursing draws under the LC's.

     8.   To the extent that Signal makes a payment or payments

to the Limited Partnerships, which payment or payments, or any part thereof, is subsequently invalidated, declared to be

fraudulent or preferential, set aside and/or required to be

repaid to any person or party under any bankruptcy or insolvency law, state or federal law, common law or equitable cause, then to the extent such payment or repayment, the liability or part

thereof which has been paid, reduced or satisfied by the amount so repaid shall be reinstated and included with the obligations as of the date that such initial payment reduction or

satisfaction occurred.

     9.   Signal agrees to pay on demand all costs and expenses,

if any, in connection with the administration or enforcement of this Reimbursement Agreement, the Promissory Note and such other documents which may be delivered in connection with this

Reimbursement Agreement.

     10.  Any provision of this Reimbursement Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such

provision in any other jurisdiction and the remaining portion of such provision and all other remaining provisions will be

construed to render them enforceable to the fullest extent.

     11.  This Reimbursement Agreement shall be governed by and construed in accordance with the law of the State of New York.

Any judicial proceeding brought against Signal with respect to this Reimbursement Agreement or Promissory Note may be brought in any court of competent jurisdiction in the State of New York and,

by execution and delivery of this Reimbursement Agreement, Signal

(a) accepts, generally and unconditionally, the nonexclusive jurisdiction of such courts and any related appellate court, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Reimbursement Agreement or the Promissory

Note and (b) irrevocably waives any objection it may now or

hereafter have as to the venue of any such suit, action or

proceeding brought in such a court or that such court is an

inconvenient forum.  Signal hereby waives personal service of process and consent that service of process upon it, and service so made shall be deemed completed on the third business day after such service is deposited in the mail.  Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of the Limited Partnerships to bring proceedings against Signal in the courts of any other

jurisdiction.  Any judicial proceeding brought by Signal against the Limited Partnerships involving, directly or indirectly, any matter in any way arising out of, related to, or connected with this Reimbursement Agreement or the Promissory Note shall be brought only in a court located in the State of New York.

     12.  This Reimbursement Agreement may be executed in any

number of counterparts, each of which shall be deemed to be an original and constitute one and the same instrument, and shall be binding upon the parties, their successor and assigns.

     IN WITNESS WHEREOF, the parties hereto have set their hands and seals as of the date above set forth.



WITNESS:                      SIGNAL APPAREL COMPANY, INC.



/s/ Robert Powell             By: /s/ William H. Watts
Name:  Robert Powell          Name:  William H. Watts
                              Its:   CFO








                              FS SIGNAL ASSOCIATES LIMITED
                              PARTNERSHIP


/s/ Jan David                 By: /s/ Kevin S. Penn
Name: Jan David               Name: Kevin S. Penn
                              Its: President, FS Signal, Inc.
                                   General Partner of FS Signal
                                      Associates, LP

                              FS SIGNAL ASSOCIATES II LIMITED
                              PARTNERSHIP


/s/ Jan David                 By: /s/ Kevin S. Penn
Name: Jan David               Name: Kevin S. Penn
                              Its: President, FS Signal, Inc.
                                   General Partner of FS Signal
                                      Associates, LP





                        LETTER OF CREDIT
                   SIGNAL APPAREL COMPANY, INC.
                        AUGUST 26, 1996


Bank of Montreal

L.C.     ISSUE       ACTIVE                       POLICY           EXP.
NUMBER   DATE        L.C.                         YEAR             DATE
AMOUNT



911185   12/14/93    Home Insurance Company       12/10/93-94   December 10, 1996  $  480,000
911198   12/31/93    Unifi, Inc.                                June 30, 1997      $  300,000
911356   06/04/94    IBM                                        July 14, 1996      $  112,171
911401   08/31/94    Bank of New York                           June 28, 1997      $2,000,000
911436   10/07/94    Warner Brothers Batman (R)                 December 31,1998   $  220,000
911871   07/31/95    Parkdale Hills                             July 31, 1997      $  200,000
911851   04/09/96    Indiana Knitwear                           April 2, 1997      $  300,000
Pending  Pending     Unifi, Inc.                                August 31, 1997    $  800,000
                                                                                   ----------

                                                                                   $4,412,171



                         PROMISSORY NOTE


$4,500,000.00                                    Chattanooga, TN
                                                 January  , 1997


     FOR VALUE RECEIVED, ON DEMAND, the undersigned promises to pay to the order of FS SIGNAL ASSOCIATES LIMITED PARTNERSHIP and FS SIGNAL ASSOCIATES II LIMITED PARTNERSHIP (collectively "FS Signal"), the principal sum of FOUR MILLION FIVE HUNDRED THOUSAND DOLLARS ($4,500,000.00) or so much thereof as may be advanced, with interest to accrue upon the principal sum thereof from time to time advanced, computed from the date of each advance at the rate of 5.55% per annum, until this promissory note is paid in full.

     The maker and all other parties liable herefor, whether principal guarantor, endorser or otherwise, hereby severally waive presentment, notice and protest, and waive all recourse to suretyship and guarantorship defenses generally, including, but not limited to, any extensions of time for payment or performance which may be granted to the makers or to any other liable party, any modifications or amendments to this promissory note or any documents securing payment and performance hereof, any act or omission to act by or on behalf of the holder hereof, any invalidity or unenforceability of any security given herefor, any release of security, any release of any liable party or parties, whether any such release is intentional, unintentional or by operation of law, and all other indulgences of any type which may be granted by the holder hereof to the maker or any other liable party herefor, and does also agree to pay all costs of collection of the indebtedness evidenced hereby, including reasonable attorneys' fees which may be incurred in connection therewith.

     All payments due hereunder shall be made to FS Signal at 499 Park Avenue, New York, NY 10022, or to such other parties or addresses as the holder hereof may from time to time designate in writing to the maker or other parties liable herefor. This note evidences a loan for business and commercial purposes, and not for personal, family or household purposes.

     No invalidity or unenforceability of any provision of this promissory note shall affect in any way the validity or enforceability of the remaining obligations or portions hereof.
This promissory note shall be construed in accordance with the laws of the State of New York.

This demand Promissory Note is executed and delivered in accordance with a certain Reimbursement Agreement of near or even date herewith between the undersigned, FS Signal, and is subject to the terms, conditions and limitations contained in said
Reimbursement Agreement.

WITNESS:                      SIGNAL APPAREL COMPANY, INC.


/s/ Robert Powell             By: /s/ William H. Watts
                              Its:   CFO       , duly authorized